Exhibit 10.5

TLGY ACQUISITION CORPORATION

4001 Kennett Pike, Suite 302

Wilmington, DE 19807

June 21, 2024

CPC Sponsor Opportunities I, LP

CPC Sponsor Opportunities I (Parallel), LP

200 East 94th Street #2109

New York, NY 10128

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the date hereof and continuing until the earlier of (i) the completion by TLGY Acquisition Corp. (the “Company”) of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), to the fullest extent permitted by applicable law, the Company hereby agrees to defend, indemnify, hold harmless and exonerate (including the advancement of expenses to the fullest extent permitted by applicable law) CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (collectively, the “CPC”) and its partners (present and former), managers and affiliates and their respective present and former members, partners, officers, directors and employees (each, a “CPC Indemnitee”) from any and all costs, fees, expenses, judgments, liabilities, fines, penalties, reasonable attorneys’ fees and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably, incurred by a CPC Indemnitee or on a CPC Indemnitee’s behalf in connection with any  threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding instituted by the Company or any third party, whether civil, criminal, administrative or investigative in nature, in respect of any investment opportunities sourced by a CPC Indemnitee for the Company or any liability arising with respect to a CPC Indemnitee’s activities in connection with the affairs of the Company (in each case to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between the Company and the applicable CPC Indemnitee); provided, that in no event shall a CPC Indemnitee be entitled to be indemnified or held harmless hereunder in respect of any costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (if any) that a CPC Indemnitee may incur by reason of such person’s own actual fraud or intentional misconduct; provided further, for the avoidance of doubt, that under no circumstance shall a CPC Indemnitee have a claim to any monies or assets held in the Trust Account, and the Company shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any CPC Indemnitee in respect of the indemnification provided hereunder. The CPC Indemnitees shall be third party beneficiaries of this paragraph.

Very truly yours

TLGY Acquisition Corporation

By:	/s/ Vikas Desai

Name: Vikas Desai
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

CPC Sponsor Opportunities I, LP

By:	/s/ Edward Tsun-Wei Chen

Name: Edward Tsun-Wei Chen
Title: Authorized Signatory

CPC Sponsor Opportunities I (Parallel), LP

By:	/s/ Edward Tsun-Wei Chen

Name: Edward Tsun-Wei Chen
Title: Authorized Signatory